Exhibit 99.1

TenFold Announces New Capital Infusion

SALT LAKE CITY, Utah – December 19, 2006 – TenFold Corporation (OTC BB: TENF.OB), provider of the EnterpriseTenFold® SOA platform for building and implementing SOA-compliant, enterprise-scale applications and services, today announced the completion of a capital raising transaction.

On December 19, 2006 TenFold completed a capital raising transaction for gross proceeds of approximately $1.3 million, from the sale of 312,009 shares of unregistered convertible preferred stock and warrants. The preferred shares are convertible into 4,225,809 shares of common stock. The warrants are to purchase 2,112,904 shares of common stock at an exercise price of $0.62 per share, with a 5 year term.

“I am very pleased these investors in TenFold sought out an opportunity to take a position in the company without our solicitation. What began as one person inquiring if he could invest attracted others. All of these investors did so on the same terms as our March 2006 capital raising transaction,” said Robert W. Felton, TenFold’s Chairman, President and CEO. “This additional capital is welcome and we believe signals to our stockholders, customers and staff, that TenFold has real value from an investment standpoint because our strategy of building the company brick by brick is helping us grow stronger in the marketplace. With this additional backing, we look forward to continuing our success in introducing our powerful technology to more prospects and to continuing to serve our expanding customer base.”

About TenFold

TenFold (OTC Bulletin Board: TENF) licenses its patented technology for applications and services development, EnterpriseTenFold® SOA, to organizations that face the daunting task of replacing obsolete applications or building complex SOA-compliant applications systems. Unlike traditional approaches, where business and technology requirements create difficult IT bottlenecks, EnterpriseTenFold SOA technology lets a small team of business people and IT professionals design, build, deploy, maintain, and upgrade new or replacement applications with extraordinary speed, superior applications quality and power features. For more information, call (800) TENFOLD or visit www.tenfold.com.

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This release contains forward-looking statements. These statements can be identified by reference to “goals” or “intentions” or by the use of forward-looking terminology such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “will,” “may,” or the negatives thereof, or similar terminology, or by discussions of our strategy or the benefits of our technology, and include any facts or assumptions underlying such statements. Forward-looking statements in this release include Mr. Felton’s remarks regarding future prospects. Our business and operations are subject to a wide variety of risks and uncertainties that may cause actual future events or results to differ materially from those described in the forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include the company’s inability to attract new customers and close sales with new or existing customers. Forward-looking statements in this release also include that EnterpriseTenFold SOA technology lets a small team design, build, deploy, maintain and upgrade applications with extraordinary speed, superior applications quality and power features. Factors that could cause actual benefits of the TenFold product and technology to differ materially from those in the forward-looking statements include inadequate training, incorrect installation, use of unsupported hardware and software versions or combinations thereof, and inadequate consultation with TenFold support personnel. These and other factors that could cause actual results to differ materially from those in the forward-looking statements are discussed in greater detail in certain documents filed by TenFold Corporation with the Securities and Exchange Commission, including but not limited to, the most recent reports on Forms 10-K and 10-Q. We make no commitment to revise or update any forward-looking statement to reflect events or circumstances after the date such statement is made.

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TenFold and EnterpriseTenFold are trademarks of TenFold Corporation. All other trademarks and registered trademarks are the property of their respective owners.

Press Contacts:

Sally N. White

TenFold Corporation

801-619-8232

swhite@tenfold.com

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